Exhibit G

CORPORATE CHART

As of March 31, 2005

Company	Percentage of Ownership
Scottish Power plc	All 100% except as noted
Scotpower Ltd
Scottish Power Finance (Jersey) Ltd
SP Finance
SP Finance 2 Ltd
PacifiCorp UK Ltd
ScottishPower Overseas Holdings Limited
PacifiCorp Energy Canada Limited
SP Finance 4 Ltd
SP Finance 5 Ltd
ScottishPower Finance V Ltd
Scottish Power UK Holdings Limited (FUCO)
Coldham Windfarm Limited (80)
ScottishPower (DCL) Limited
Damhead Creek Finance Limited
ScottishPower (DCOL) Limited
ScottishPower Energy Management (Agency) Limited
Holford Gas Storage Ltd
ScottishPower Energy Management Limited
Scottish Power Intermediate Limited
Scottish Power UK plc (FUCO)
Aspen 1 Limited
Caledonian Gas Limited
ScottishPower Group Money Purchase Pension Scheme Limited
ScottishPower Inc.
Manweb Limited
Roboscot (38) Limited
SaBRe Water Limited
Scottish Power Trustees Limited
Scottish Utility Services Limited
Camjar plc
Spotlight Trading Limited
Telephone Information Services Limited
ScottishPower Energy Retail Limited
Gemserv Limited (13.38)
Manweb Energy Consultants Limited
N.E.S.T.MAKERS Limited (50)
ScottishPower Generation Limited
Beaufort Energy Limited
CRE Energy Limited

Wind Resources Limited (45)
Carland Cross Limited
Coal Clough Limited
CeltPower Limited (50)
Emerald Power Generation Limited
Manweb Generation Holdings Limited
Manweb Generation (Winnington) Limited
Winnington Combined Heat and Power Limited (33.33)
Winnington Combined Heat and Power Developments Ltd (33.33)
Winnington Combined Heat and Power Operations Ltd (33.33)
Scotash Limited (50)
ScottishPower (SCPL) Limited
SMW Limited
ScottishPower (SOCL) Limited
ScottishPower Share Scheme Trustees Limited
ScottishPower Sharesave Trustees Limited
Selectusonline Limited (33)
SP Dataserve Limited
SP Distribution Limited
Scottish Electricity Settlements Limited (50)
SP Gas Limited
SP Power Systems Limited
Core Utility Solutions Limited (50)
SP Transmission Limited
GBSO Limited
Teledata (Holdings) Limited
Teledata (Outsourcing) Limited
The CallCentre Service Limited
Teledata Scotland Limited
The Information Service Limited
Clubcall Telephone Services Limited
Clubcall Services Limited
Telephone International Media Holdings Limited
Copperteam Limited
Telephone International Media Limited
TIM Limited
ScottishPower Investments Limited
Caledonian Communications Limited
Dornoch International Insurance Limited
Genscot Limited
Manweb Holdings Limited
Manweb Contracting Services Limited
Manweb Gas Limited
Manweb Pensions Trustee Limited
Mawlaw 526 Limited
SSEB Limited

Scotsgrid Limited
ScottishPower Finance Limited
Scotspower Limited
ScottishPower Insurance Limited
ScottishPower Leasing Limited
ScottishPower Securities Limited
ScottishPower Telecommunications Limited
Demon Internet Limited
Cityscape Global Media Limited
Cityscape Internet Services Limited
Cityscape Limited
Demon Limited
Dispatch Publishing Limited
Locomotive Software Group Limited
Locomotive Software Developments Limited
Turnpike 1996 Limited
Turnpike Limited
The IP Systems Operation Limited
Lancastrian Holdings Limited
Megafone (UK) Limited
Psychic Companions Limited
SPPT Limited
Watermarks Limited
SP Manweb plc (FUCO)
Manweb Nominees Limited
Manweb Services Limited
Manweb Share Scheme Trustees Limited
St Clements Services Limited (13)
Electralink Limited (11)
ScottishPower NA 1 Limited
ScottishPower NA 2 Limited
PacifiCorp Holdings Inc.
Pacific Klamath Energy, Inc.
PacifiCorp
Centralia Mining Company
Energy West Mining Company
Glenrock Coal Company
Interwest Mining Company
Pacific Minerals, Inc.
Bridger Coal Company (66.66)
PacifiCorp Environmental Remediation Company (89.9)
PacifiCorp Future Generations, Inc.
Canopy Botanical, Inc.(77.85)
Canopy Botanical SRL (49)
PacifiCorp Investment Management, Inc
Trapper Mining Inc (21.4)

Scottish Power Finance (US), Inc.

PacifiCorp Group Holdings Company
New Energy Holdings I, Inc.
EnergyWorks Holdings I
New IndiaPower Company Two (49)
New IndiaPower Company One (50)
PACE Group, Inc.
PacifiCorp Development Company
PacifiCorp Energy Ventures, Inc.
Black Light (Minority Interest) (0.05)
Nth Power Technologies Fund 1, L.P.
PacifiCorp Trans, Inc.
PacifiCorp Financial Services, Inc.
Birmingham Syn Fuel I, Inc.
Leblon Sales Corporation
Pacific Development (Property), Inc.
Pacific Harbor Capital, Inc.
PFI International, Inc.
PHC Properties Corporation
PCC Holdings, Inc.
Hillsborough Leasing Services, Inc.
PacifiCorp International Group Holdings Company
PacifiCorp Hazelwood Pty. Ltd.
Hazelwood Australia, Inc.
Hazelwood Ventures, Inc.
Hazelwood Finance LP(12.5)
PPM Energy, Inc.
Atlantic Renewable Energy Corporation
Bishop Wind Farm Ltd
Casselman Windpower LLC
Chestnut Ridge Windpower LLC
West Virginia Windpower LLC
Atlantic Renewable Projects LLC
Flat Rock Windpower II LLC (50)
Flat Rock Windpower LLC (50)
Eastern Desert Power LLC
Elk River Wind LLC
Heartland Wind LLC
Flying Cloud Power Partners, LLC
Ivanhoe Wind Energy LLC
Klamath Energy LLC
Klamath Generation LLC
Klondike Wind Power II LLC

Klondike Wind Power III LLC
Klondike Wind Power LLC
Leaning Jupiter Wind Power LLC
Moraine Wind II LLC
Moraine Wind LLC
Mountain View Green LLC
Mountain View Power Partners III,LLC
Pacific Wind Development LLC
Phoenix Wind Power LLC
PPM Colorado Wind Venture Inc
Colorado Wind Ventures LLC (50)
Colorado Green Holdings LLC
Scenic Vista Wind Power, LLC
Trimont Wind I LLC
West Valley Leasing Company LLC
Arlington Wind LLC
Enstor, Inc
Brentwood Gas Storage LLC
City Gate LLC
Columbia Gas Storage LLC
Delta Gas Storage LLC
Enstor Louisiana LLC
Enstor Operating LLC
Houston Hub Storage & Transportation LP
Katy Storage and Transportation LP (99)
Waha Storage and Transportation LP (99)

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